UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 3, 2011

SMART BALANCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01.	Entry into a Material Definitive Agreement

On August 3, 2011, Smart Balance, Inc. (the “Company”),  through a wholly-owned subsidiary, entered into a definitive share purchase agreement (the “Purchase Agreement”) with an affiliate of Claridge, a Montreal-based investment firm, pursuant to which on August 3, 2011, the Company acquired 100% of the equity interests of Importations DE-RO-MA (1983) Ltée, which owns the Glutino Food Group (“Glutino”) for USD$66.3 million in cash subject to a working capital adjustment (the “Transaction”).  The Purchase Agreement includes customary representations, warranties and indemnities provisions.  The Agreement provides that CAD$5,000,000 of the purchase price will be placed into escrow for a one year period to secure indemnification rights of the Company under the Purchase Agreement.  The Company financed the Transaction through borrowings under its existing credit facility.  In connection with the Transaction, Esarbee Investments Canada  Ltd. (“Esarbee”), an affiliate of Claridge, entered into a non-competition agreement (the “Non-Competition Agreement”) with the Company under which Esarbee agreed that it and its affiliates would not, for a period of two years and subject to certain exceptions, solicit Glutino’s employees or customers or engage in the business of manufacturing, selling or marketing  gluten-free foods.

In connection with the consummation of the Transaction, the Company, through its wholly-owned subsidiary GFA Brands, Inc. (the “Borrower”), entered into the First Amendment to the Amended and Restated Credit Agreement (as amended, the “First Amendment”) with the various Lenders named therein (the “Lenders”), and Bank of Montreal, as Administrative Agent (the “Agent”).  The First Amendment amends the Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of March 31, 2011, by and among the Borrower, the Company, the Agent and the other lenders named therein, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2011.

The First Amendment provided for, among other things, confirmation from the Lenders that the Transaction would be deemed a “Permitted Acquisition” under the terms of the Credit Agreement and certain other amendments to reflect the economic impact of the Transaction on the Company and its subsidiaries.  In addition, Glutino USA, Inc. (“Glutino USA”), a Delaware corporation and wholly-owned subsidiary of the Company acquired in the Transaction, became a co-Borrower under the Credit Agreement and SB Glutino, L.P., a Delaware limited partnership and wholly-owned subsidiary of the Company acquired in the Transaction, became an additional guarantor under the Credit Agreement.  The interest rates provided for in the Credit Agreement were unaffected by the First Amendment.

The summary description of the Purchase Agreement, the Non-Competition Agreement and the First Amendment in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full texts, thereof, copies of which are attached to this Current Report on Form 8-K as Exhibits 2.1, 10.1 and 10.2, respectively, and incorporated herein by reference.

The Purchase Agreement, the Non-Competition Agreement and the First Amendment have been attached to provide investors with information regarding their respective terms.  It is not intended to provide any other factual or financial information about the Company or Glutino.  The representations, warranties and covenants contained in the Purchase Agreement, the Non-Competition Agreement and the First Amendment were made only for purposes of  those agreements; were solely for the benefit of the parties to those agreements and may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or conditions of the Company or Glutino. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date hereof, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 8.01.	Other Events.

On August 3, 2011, the Company issued a press release announcing that it had entered into the Purchase Agreement and consummated the Transaction.  The text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits.

2.1	Share Purchase Agreement, dated August 3, 2011, among 9249-2180 Québec Inc. and Stepworth Holdings Inc.

10.1	Noncompetition Agreement, dated as of August 3, 2011, by and among, Esarbee Investments Canada Ltd., Smart Balance, Inc., 9249-2180 Québec Inc. and Importations DE-RO-MA (1983) Ltée.

10.2
First Amendment to Amended and Restated Credit Agreement, dated as of August 3, 2011, by and among, GFA Brands, Inc., as the Borrower, Smart Balance, Inc., as the Parent and a Guarantor, the other Guarantors from time to time parties thereto, the Lenders from time to time parties thereto, and Bank of Montreal, as Administrative Agent.

99.1	Press Release, dated August 3, 2011, issued by Smart Balance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 9, 2011	SMART BALANCE, INC.
(registrant)
	By:	/s/ Alan S. Gever
Alan S. Gever
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Purchase Agreement, dated August 3, 2011, among 9249-2180 Québec Inc. and Stepworth Holdings Inc.

10.1	Noncompetition Agreement, dated as of August 3, 2011, by and among, Esarbee Investments Canada Ltd., Smart Balance, Inc., 9249-2180 Québec Inc. and Importations DE-RO-MA (1983) Ltée.
10.2
First Amendment to Amended and Restated Credit Agreement, dated as of August 3, 2011, by and among, GFA Brands, Inc., as the Borrower, Smart Balance, Inc., as the Parent and a Guarantor, the other Guarantors from time to time parties thereto, the Lenders from time to time parties thereto, and Bank of Montreal, as Administrative Agent.

99.1	Press Release, dated August 3, 2011, issued by Smart Balance, Inc.